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                                                                   EXHIBIT 10.25

                             CHELLO BROADBAND N.V.
                           PHANTOM STOCK OPTION PLAN
                           (EFFECTIVE JUNE 19, 1998)
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                             CHELLO BROADBAND N.V.

                           PHANTOM STOCK OPTION PLAN

                                   ARTICLE I
                                  INTRODUCTION

    1.1 ESTABLISHMENT. Chello Broadband N.V., a Netherlands corporation ("Chello"), hereby establishes the Chello Broadband N.V. Phantom Stock Option Plan (the "Plan") for certain key employees of the Company (as defined in Article II) and certain consultants to the Company. The Plan permits the grant of phantom stock options to certain key employees of, and consultants to, the Company.

    1.2 PURPOSES. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the
long      term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

    1.3 EFFECTIVE DATE. The effective date of the Plan shall be June 19 1998 (the "Effective Date"). This Plan, each amendment to the Plan, and each phantom stock option granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.

                                   ARTICLE II
                                  DEFINITIONS

    2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

    (a) "AFFILIATED CORPORATION" means any corporation or other entity that is affiliated with Chello through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board;

    (b) "BOARD" means the Supervisory Board of Chello.

    (c) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

    (d) "COMMITTEE" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. During all periods when the Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the 1934 Act. Members of the Committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall recommend to the Board the Eligible Employees and Eligible Consultants who shall be granted Options and the terms and conditions thereof.

    (e) "COMPANY" means Chello and the Affiliated Corporations.

    (f) "DISABLED" or "DISABILITY" shall have the meaning given to such terms in
       Section 22(e)(3) of the Code.

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    (g) "ELIGIBLE CONSULTANTS" means those consultants and other individuals who provide services to the Company (and who are not an Eligible Employee) and whose judgment, initiative and effort are important to the Company for the management and growth of its business. Eligible Consultants do not include the Company's directors who are not employees of the Company.

    (h) "ELIGIBLE EMPLOYEES" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof (including employees of UIH and/or UPC or their subsidiaries who are seconded to the Company or any subsidiary or division thereof), whose judgment, initiative and efforts are important to the Company for the management and growth of its business.

    (i) "FAIR MARKET VALUE" of the Stock for purposes of the grant of Options under the Plan shall be determined by the Committee in accordance with
       Article VIII.

    (j) "CHELLO" means Chello Broadband N.V. and any successor thereto.

    (k) "INITIAL PUBLIC OFFERING" means the initial listing or admission of the Stock of the Company for Public Trading.

    (l) "OPTION" means a right to elect to receive, for a stated period of time, cash equal to the excess of the Fair Market Value of Stock over the Option Price.

    (m) "OPTION CERTIFICATE" shall have the meaning given to such term in
       Section 6.2 hereof.

    (n) "OPTION HOLDER" means a Participant who has been granted one or more Options under the Plan.

    (o) "OPTION PRICE" means the base price for determining the increase in value of a Share of Stock, determined in accordance with subsection 6.2(b).

    (p) "PUBLICLY TRADED" or "PUBLIC TRADING" means listing or trading on the NASDAQ National Market System or a national (US, Dutch or other European) securities exchange.

    (q) "SHARE" means a share of Stock.

    (r) "STOCK" means the ordinary shares of stock of Chello.

    (s) "UIH" means United International Holdings, Inc..

    (t) "UPC" means United Pan-Europe Communications N.V. and any successor thereto.

    2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                  ARTICLE III
                              PLAN ADMINISTRATION

    The Plan shall be administered by the Committee, subject to the prior approval of its actions or inactions by the Supervisory Board of UPC. The Committee shall determine the form or forms of the Option Certificates, and other agreements with Option Holders that shall evidence the particular provisions, terms, conditions, rights and duties of Chello and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for

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any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   ARTICLE IV
                           STOCK SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. The number of Shares that may be subject to Options shall not exceed 1,500,000, subject to the provisions regarding changes in capital described below. The maximum number of Shares with respect to which a Participant may receive Options under the Plan in any calendar year is 400,000 Shares. This authorization may be increased from time to time by approval of the Board and by the stockholders of Chello if, in the opinion of counsel for Chello, stockholder approval is required. Shares of Stock with respect to which Options are exercised shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. Any Shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised shall automatically become available for use under the Plan.

    4.2 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If Chello shall at any time increase or decrease the number of its outstanding Shares (from 20,000,000) or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Options may be granted under the Plan and (ii) the Shares then included in each outstanding Option granted hereunder. Upon any occurrence described in this
Section 4.2, the total Option Price under each then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number of Shares subject to the Option.

    4.3 ADJUSTMENTS FOR CERTAIN DISTRIBUTIONS OF PROPERTY. If Chello shall at any time distribute with respect to its Stock assets or securities of other persons (excluding cash dividends or distributions payable out of capital surplus and dividends or other distributions referred to in section 4.2), then the Option Price of outstanding Options shall be adjusted to reflect the fair market value of the assets or securities distributed, the Company shall provide for the delivery upon exercise of such Options of cash in an amount equal to the fair market value of the assets or securities distributed or a combination of such actions shall be taken, all as determined by the Committee in its discretion. Fair market value of the assets or securities distributed for this purpose shall be as determined by the Committee; provided however, that if Chello is not Publicly Traded and the assets or securities represent an operating business, the fair market value shall be determined in accordance with
Article VIII.

    4.4 CERTAIN ISSUANCES OF CAPITAL STOCK. If any person, including without limitation UPC, acquires, whether by purchase, capital contribution or otherwise, any shares of the capital stock of Chello at a price less than NLG
10.00 per share, and if the Committee shall in its discretion determine that such acquisition equitably requires an adjustment in the number of Shares subject to an Option, an adjustment in the Option Price, or the taking of any other action by the Committee, such adjustments shall be made or other action taken by the Committee and shall be effective for all purposes of the Plan and each outstanding Option.

    4.5 DETERMINATION BY THE COMMITTEE, ETC. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

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                                   ARTICLE V
                                 PARTICIPATION

    In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Option Holders from among Eligible Employees and Eligible Consultants to whom Options will be granted and shall specify the number of Shares subject to each Option and such other terms and conditions of each Option as the Committee may determine to be necessary or desirable and consistent with the terms of the Plan. Eligible Employees shall be selected from the employees of the Company who are performing services in the management, operation and growth of the Company, and contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Consultants shall be selected from the consultants and other individuals who provide services to the Company with respect to the operation and growth of the Company and who contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Employees and Eligible Consultants may be granted from time-to-time one or more Options. The grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to an Eligible Employee or Eligible Consultant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.

                                   ARTICLE VI
                                    OPTIONS

    6.1 GRANT OF OPTIONS. Coincident with or following designation for participation in the Plan, Eligible Employees and Eligible Consultants may be granted one or more Options. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

    6.2 OPTION CERTIFICATES. Each Option granted under the Plan shall be evidenced by a written certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by Chello in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 6.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

    (a) NUMBER OF SHARES. Each Option Certificate shall state that it covers a specified number of Shares of Stock, as determined by the Committee.

    (b) OPTION PRICE. The base price for determining the increase in value of a Share of Stock shall be determined in each case by the Committee and set forth in the Option Certificate.

    (c) DURATION OF OPTIONS; RESTRICTIONS ON EXERCISE. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. Each Option Certificate shall provide that the Option shall become exercisable (vest) in increments if the Option Holder is continuously employed by Chello or an Affiliated Corporation from the date of grant through the following vesting dates:
       1/48th of the number of Shares subject to the Option shall vest on the same date of the month as the date of grant, commencing with the month next following the month in which the Option was granted. If the vesting formula results in a fractional share, the vested increment shall be rounded down to the next whole share. The Option shall be fully vested on the fourth anniversary of the date of grant. However, the Committee, with the approval of the Board, may establish different vesting schedules for specified Option grants. Except as set forth in Article VII, the Option shall not be exercisable as to any Shares for which the continuous employment requirement is not satisfied, regardless of the circumstances

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       under which the Option Holder's employment by the Company is terminated.
       The number of Shares as to which the Option may be exercised is cumulative, so that once the Option is exercisable as to any Shares it shall continue to be exercisable as to such Shares until expiration or termination of the Option.

    (d) TERMINATION OF SERVICES, DEATH, DISABILITY, ETC. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 6.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 6.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

       (i) If the employment or consulting relationship of an Option Holder by or with the Company terminates for any reason other than death or Disability within six months after the date the Option is granted or if the employment or consulting relationship of the Option Holder by or with the Company is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 6.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

       (ii) If the employment or consulting relationship of the Option Holder terminates because the Option Holder becomes Disabled within the Option Period, the Option may be exercised by the Option Holder (or, in the case of his death after becoming Disabled, by those entitled to do so under his will or by the laws of descent and distribution) within one year following such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination because of Disability.

       (iii) If the Option Holder dies within the Option Period, while employed by the Company, while a consultant to the Company, or within the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one year following his death (if otherwise within the Option Period), but not thereafter. In any such case the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

       (iv) If the employment or consulting relationship of the Option Holder by or with the Company terminates within the Option Period for any reason other than for cause, Disability or death, and such termination occurs more than six months after the Option is granted, the Option may be exercised by the Option Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination.

    (e) CONSIDERATION FOR GRANT OF OPTION. As consideration for the grant of the Option, the Option Holder agrees to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date the Option is granted, at the salary rate or other compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee. The Committee may require each Eligible Consultant who is granted an Option to agree to comply with all of the terms and conditions or specified terms and conditions of the agreement between the Eligible Consultant and the Company.

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    (f) EXERCISE. The method for exercising each Option granted hereunder shall be by delivery to Chello of written notice specifying the number of Shares with respect to which the Option is exercised. The Option shall be exercised on the date Chello receives the notice of exercise. Within
       30 days after the date of receipt of the notice, Chello shall deliver to the Option Holder a payment (net of the amount required to be withheld under applicable federal, state, and local tax laws) for an amount equal to the Fair Market Value of the Shares of Stock on the date of exercise over the Option Price for the Shares. Payment shall be made, as the Company determines in its sole discretion, in (i) cash, (ii) freely tradable shares of Class A Common Stock of UIH or of common stock of UPC, which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder, or (iii) if the Stock is Publicly Traded, freely tradable shares of Stock. Should the Company determine to make a cash payment even though the Stock is Publicly Traded, then the employee shall have the option to receive an equivalent number freely tradable shares of Stock instead. If Options on less than all Shares evidenced by an Option Certificate are exercised, Chello shall deliver a new Option Certificate evidencing the Option on the remaining Shares upon delivery of the Option Certificate for the Option being exercised.

    6.3 INITIAL PUBLIC OFFERING. Upon the closing of an Initial Public Offering, each holder of an Option shall be permitted to convert the Option to an option (the "Other Option") under a stock option plan to be adopted by the Company, covering the same number of shares and having an option price equal to the Option Price. The Other Option shall be treated under the Other Plan as if it were granted as of the same date as specified in the Option Certificate. The exercise period under the Other Plan will be for a maximum period of five
(5) years from the date of the Option Certificate. Any tax consequences incurred by the Option Holder as a result of the conversion of an Option into an Other Option shall be for the account of the Option Holder. The Option Holder shall have a period of 10 days before the pricing meeting at which the price to the public is determined in which to elect whether or not to convert the Option. If the Option Holder elects to convert the Options, they shall be converted to the Other Options immediately after the pricing meeting and before the closing of the IPO. Options that are not converted shall continue to be outstanding and shall continue to be subject to their terms and conditions and the terms and conditions of the Plan.

                                  ARTICLE VII
                  CORPORATE REORGANIZATION; CHANGE IN CONTROL

    7.1 REORGANIZATION. Upon the occurrence of any of the following events, all Options then outstanding shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied:
(a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or business formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

    7.2 CHANGE IN CONTROL.

    (a) FULL VESTING. If a Change in Control (as defined below) occurs, all Options shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied.

    (b) PUBLICLY TRADED. If the Stock is Publicly Traded, a "Change in Control" is deemed to have occurred if (i) a person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 of the 1934 Act) of shares of the Company

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       having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Board unaffiliated with such person or (ii) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. Notwithstanding anything to the contrary in this Section 7.2, no Option will become exercisable by virtue of the occurrence of a Change in Control if the Option Holder of that Option or any group of which that Option Holder is a member is the person whose acquisition constituted the Change in Control.

    (c) NOT PUBLICLY TRADED. If the Stock is not Publicly Traded, a "Change in Control" is defined as (i) the sale of stock having 50% or more of the voting control or economic value of the Company, or (ii) merger of the Company with another entity pursuant to which Shares of Stock are surrendered in exchange for other stock of another entity or
       (iii) 50 percent or more of the capital stock of the Company is acquired without the consent of a majority of the members of the Board who are unaffiliated with the acquiror. Upon a Change in Control, the Options will, if the Company so chooses, be acquired by the Company immediately for the same value per Share as established in the Change in Control. In the case of a merger where the Company is not the surviving entity, the Company may require the outstanding Options to be exchanged for new options.

    (d) CHANGE IN CONTROL OF UPC. A "Change in Control" shall occur for purposes of this Plan if there is a change in control of UPC, as defined in the UPC 1998 Phantom Stock Option Plan, and, following the Change in Control of UPC, the Option Holder's employment is terminated for Good Reason. For purposes of this Plan, "Good Reason" shall mean:

       (i) the assignment to the Option Holder of any duties inconsistent in any respect with the Option Holder's position (including status, offices, and titles), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Option Holder;

       (ii) any failure by the Company to comply with any of the provisions of any employment agreement between the Option Holder and the Company, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Option Holder;

       (iii) any purported termination by the Company of the Option Holder's employment otherwise than as expressly permitted by any employment agreement between the Option Holder and the Company; or

       (iv) any failure by UPC to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of UPC to assume expressly and agree to perform any employment agreement between the Option Holder and UPC in the same manner and to the same extent that UPC would be required to perform it if not such succession had taken place.

    7.3 PAYMENT FOR OUTSTANDING OPTIONS. Upon the occurrence of the events described in Section 7.1 or 7.2, each outstanding Option shall be deemed to be exercised on the date of the occurrence. Chello shall deliver to each Option Holder an amount equal to the excess of the Fair Market Value of the Stock on the date of the occurrence over the Option Price. All payments shall be subject to the

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withholding of applicable federal, state, and local taxes. Payment shall be made, as the Company determines in its sole discretion, in (i) cash,
(ii) freely tradable shares of Class A Common Stock of UIH or of common stock of UPC, which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder, or (iii) if the Stock is Publicly Traded, freely tradable shares of Stock. Upon payment for the outstanding Options, all outstanding Options shall automatically terminate and be of no further force or effect whatever without the necessity for any additional notice or other action by the Board of Chello. For this purpose, the date of the occurrence shall be as follows:

    (a) In the case of a merger or consolidation of the Company, or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the date of the closing of the transaction.

    (b) In the case of the liquidation or dissolution of the Company, the date on which the Board adopts resolutions to dissolve or liquidate the Company.

    (c) In the case of a change in ownership of the Company's stock under
       Section 7.2, the date on which the last shares that cause the Change in Control are purchased.

    (d) In the case of a change in the membership of the Board, the date of the shareholders meeting at which the new directors were elected.

                                  ARTICLE VIII
                      SPECIAL RULES FOR VALUATION OF STOCK

    If the Stock is not Publicly Traded, Fair Market Value shall be determined by the Board in good faith. For this purpose, Fair Market Value is the price at which a willing seller, under no obligation to sell, would sell and the price at which a willing buyer, under no obligation to buy, would buy.

    (a) The value of Chello shall be established by a significant transaction (I.E., sale of stock, merger, or other transaction that would establish a fair market value for Chello) if such a transaction has occurred within three months prior to the date as of which Fair Market Value is established.

    (b) If section (a) is not applicable, it is contemplated that Fair Market Value will be determined according to the formula (x) minus (y), with such modifications as the Board in good faith deems appropriate to reflect accurately current market conditions, provided however, the methodology used to determine fair market value shall be consistent with the methodology used to establish the initial exercise price of Options granted under the Plan, where:

       (x) is equal to ten times the trailing twelve months EBITDA (earnings before interest, taxes, depreciation, and amortization) of each operating company less the net liabilities of each operating company, multiplied by Chello's ownership percentage in the operating company; provided that the Board shall have the discretion to vary the multiplier; however, it is expected that the multiplier shall not be less than eight or more than twelve; and

       (y) is equal to the net liabilities of Chello (excluding any liabilities of the operating companies that were included in the calculation of
           (x)).

    (c) The following provisions will apply as appropriate to the fair market value calculation set forth in section (b) above.

       (i) "Net liabilities" equal total long-term liabilities, less net-working capital surplus, or plus net working capital deficit of the entity.

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       (ii) With respect to any fair market valuation determined in accordance with section (b) above, the value of any operating company will be the value established by a transaction involving such operating company as described in section (a) above.

       (iii) For any operating company which has been in operation for less than 36 months at the time of the valuation, or in the event that the Board believes that the methodology used in section (b) does not fairly reflect the value of any operating company, then a professional advisor or qualified appraiser may be engaged to determine the value of such operating company by employing standard and customary methodologies, which may include a discounted cash flow analysis.

       (iv) Fair Market Value will be determined no more frequently than once every six months, and the most recent prior valuation shall be deemed to be the Fair Market Value. If there has been an event which in the opinion of the Board is likely to have a material effect on the Fair Market Value, then a new valuation may be carried out.

                                   ARTICLE IX
                          EMPLOYMENT; TRANSFERABILITY

    9.1 EMPLOYMENT. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Option Holder any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Option Holder from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

    9.2 OTHER EMPLOYEE BENEFITS. The amount of any compensation received or deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

    9.3 NONTRANSFERABILITY. No right or interest of any Option Holder in an Option granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Option Holder's death, an Option Holder's rights and interests in Options shall, to the extent provided in Article VI be transferable by will or the laws of descent and distribution.

                                   ARTICLE X
                                 MISCELLANEOUS

    10.1 EXPIRATION. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated by the Board, the Plan shall terminate and expire on June 1, 2003. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

    10.2 AMENDMENTS, ETC. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall, without the consent of the Option Holder, alter a material term of any Option previously granted under the Plan.

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
    10.3 SECTION HEADINGS. The section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

    10.4 SEVERABILITY. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

Dated: To be effective June 19, 1998.

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